SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  HNET.NET INC
             (Exact name of registrant as specified in its charter)

            Colorado                                             84-1064958
 (State or other jurisdiction of                              (I.R.S. employer
  incorporation or organization)                            identification no.)

 645-345 Third Street, Niagara Falls, NY                            14303
(Address of principal executive offices)                         (Zip code)

                               Consulting Services
                            (Full title of the plan)

                            Frederick M. Mintz, Esq.
       Mintz & Fraade, P.C., 488 Madison Avenue, Suite 1100, NY, NY 10022
                     (Name and address of agent for service)

                                 (212) 486-2500
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                     Proposed           Proposed
 Title of                            maximum            maximum
securities         Amount            offering           aggregate   Amount of
  to be            to be             price              offering    registration
registered         registered        per share (1)      price       fee
----------         ----------        -------------      -----       ---

Common Stock,      1,500,000         $.25               $375,000    $98.75
NO par value
--------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457 (c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The proposed maximum offering price per unit, maximum


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aggregate offering price and registration fee is based upon the average of the high and the low price in the market for the common stock on August 23, 2001.

PART I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Pursuant to Rule 438 (b)(1), the information required by Part 1 is included in documents sent or given to each recipient under the plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents are incorporated by reference into this Registration Statement and made a part hereof:

(a) The registrant's Form 10-K for the fiscal year ended January 31, 2001 filed on April 30, 2001 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as the registrant's latest quarterly reports on Form 10-Q for the quarter ended April 30, 2001 filed on June 15, 2001.

(b) All other reports which may be filed by the Registrant pursuant to Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.

(c) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      The class of securities to be offered hereby has been registered under
      Section 12 of the Exchange Act by the registrant, and incorporated by reference.


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

Item 5. Interests of Named Experts and Counsel

      The validity of the securities offered will be passed upon for the Company by the law firm of Mintz & Fraade, P.C., of New York, New York.

      Shimmerman Penn Burns Becker, LLP, consent to the incorporation by reference of their report on the audited financial statements contained in the Form 10-K for the fiscal year ended January 31, 2001 filed on April 30, 2001

Item 6. Indemnification of Directors and Officers

      As permitted by the Colorado Corporation Code, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders.

Item 8. Exhibits

      The exhibits to the Registration Statement are listed in the Index to Exhibits included on Page 7 herein.

Item 9. Consultants and Advisors

      The following consultant and advisor will be issued securities pursuant to this Registration Statement:

Name                       Number                    Type of Services Provided
----                       ------                    -------------------------

Phyllis Schonbrun          1,500,000                 Consulting Services

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information about the plan not previously disclosed in the Registration Statement or any material change to any such information in the Registration Statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such


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      indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Niagara Falls, State of New York, on this 23rd day of August, 2001.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name                           Title                           Date
----                           -----                           ----

/s/ Anton Stephens             Chairman, CEO and Director      August 23, 2001
------------------------
Anton Stephens

/s/ Norman Similas             Director                        August 23, 2001
------------------------
Norman Similas

/s/ Christine Stephens         Director                        August 23, 2001
------------------------
Christine Stephens


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

                                INDEX TO EXHIBITS

                                                           Sequentially Numbered
Exhibit No.           Description                          Page Where Located
-----------           -----------                          ------------------

5.1                   Opinion of Mintz & Fraade, P.C.              7

23.1                  Consent of Shimmerman Penn
                      Burns Becker, LLP                            8


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